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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 9, 2000


                            INDUSTRIAL BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          OHIO                        0-026248                31-1800830
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(State or other jurisdiction    (Commission File No.)    (IRS Employer I.D. No.)
    of incorporation)




                 211 North Sandusky Street, Bellevue, Ohio 44811
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:      (419) 483-3375
                                                    -----------------------




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Item 5. Other Events.

         On December 9, 2000, United Community Financial Corp., an Ohio corporation ("UCFC"), The Home Savings and Loan Company of Youngstown, Ohio, an Ohio-chartered savings and loan association and wholly-owned subsidiary of UCFC ("Home Savings"), Industrial Bancorp, Inc., an Ohio corporation ("Industrial"), and The Industrial Savings and Loan Association, an Ohio-chartered savings and loan association and wholly-owned subsidiary of Industrial ("Industrial Bank"), entered into an Agreement and Plan of Merger (the "Agreement"). The Agreement sets forth the terms and conditions under which a newly organized Ohio corporation, which is a wholly-owned subsidiary of UCFC ("Merger Sub"), will merge with and into Industrial (the "Corporate Merger"). As a result of the Corporate Merger, Industrial shall be the surviving corporation ("Surviving Corporation"). Immediately following the Corporate Merger, UCFC shall cause Surviving Corporation to be merged with and into UCFC (the "Company Merger") and Industrial Bank to be merged with and into Home Savings (the "Bank Merger").

         The Agreement provides that upon consummation of the Corporate Merger, and subject to certain further terms, conditions, limitations and procedures set forth in the Agreement, each share of Industrial common stock ("Industrial Stock") issued and outstanding immediately prior to the effective time of the Corporate Merger (other than (i) shares as to which dissenters' rights have been asserted in accordance with Ohio law and (ii) any shares held by Industrial (including treasury shares) or UCFC or any of their respective wholly-owned subsidiaries) shall, by virtue of the Corporate Merger, and without any further action by the holder thereof, be converted into the right to receive a cash amount of $20.375 per share of Industrial Stock. Each holder of an option to acquire Industrial Stock ("Industrial Option") shall receive the right to a cash payment equal to the difference between $20.375 and the exercise price per share of the Industrial Option. Each holder of an unvested share of Industrial restricted stock that was acquired under the Industrial Bancorp, Inc. Management Recognition Plan and Trust Agreement shall be entitled to receive a cash payment equal to $20.375 for each share of such restricted stock.

         Consummation of the Corporate Merger and the Bank Merger is subject to the approval of the stockholders of Industrial and the receipt of all required regulatory approvals, as well as other customary conditions.

         The Agreement and the press release issued by UCFC and Industrial on December 9, 2000, are attached as exhibits to this report and are incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Item 7. Financial Statements and Exhibits.

        (a) and (b)  Not applicable.

        (c)  Exhibits.
             See Index to Exhibits.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        INDUSTRIAL BANCORP, INC.



                                        By: /s/ David M. Windau
                                           ------------------------------------
                                            David M. Windau, President

Date: December 14, 2000



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                                INDEX TO EXHIBITS


Exhibit Number                            Description
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      2              Agreement and Plan of Merger, dated as of December 9, 2000, by and among United Community Financial Corp., The Home Savings and Loan Company of Youngstown, Ohio, Industrial Bancorp, Inc., and The Industrial Savings and Loan Association

     99              Press Release dated December 9, 2000